As filed with the Securities and Exchange Commission on December 2, 2004

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 22, 2004

PENHALL INTERNATIONAL CORP.

(Exact name of Registrant as specified in its charter)

Arizona	333-64745	86-0634394
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Penhall Way, Anaheim, California		92803
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (714) 772-6450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.  Non-Reliance on Previously Issued Financial Statements.

The matters disclosed below were previously reported in the Quarterly Report on Form 10-Q for the period ended September 30, 2004 (the “Form 10-Q”) filed by Penhall International Corp. (the “Company”) with the Securities and Exchange Commission on November 30, 2004.

The Company has restated its consolidated balance sheets as of June 30, 2004 and certain prior periods to reclassify the portions of our common stock and Series B Preferred stock which contain redemption provisions that are outside the control of the Company under the 1998 security holders agreement (the “Stockholders Agreement”).  The Stockholders Agreement was entered into in connection with the 1998 leveraged-recap transaction and contains provisions that grant the option to certain management stockholders upon the death, disability or termination of the management stockholder to require the Company to repurchase these securities at specified amounts (effectively a put option).  In addition, the Company was granted a corresponding right to purchase such securities at the Company’s option under identical terms.  EITF Topic D-98, “Classification and Measurement of Redeemable Securities,” and ASR No. 268, “Presentation in Financial Statements of Redeemable Preferred Stocks,” provide the guidance regarding classification of the shares subject to a put option.  In addition, the Stockholders Agreement and the Company’s Indenture place certain limits on the dollar amount and number of shares that may be repurchased.  The Company has reclassified the carrying value of the shares that are subject to the put option from permanent stockholders’ equity into the mezzanine equity section of the Company’s consolidated balance sheets.  This revised presentation does not affect our consolidated results of operations or cash flows.  As of June 30, 2004 and September 30, 2004, the Company had 7,688 shares of Series B Preferred and 324,858 shares of common stock subject to the put option provision.

The Company has also restated its consolidated balance sheets and statement of stockholders’ deficit for the year ended June 30, 2004 and certain prior periods to reverse the accrual of 13% cumulative dividends, which have not been declared by the board of directors, which historically were recorded as an increase in the carrying value of the Series B Preferred stock and accumulated deficit.

	June 30, 2004
	As Previously Reported	As Restated
Mezzanine Equity
Series B Preferred stock subject to put option	$—	$7,688,000
Common stock and additional paid-in capital subject to put option	—	325,000

Permanent Stockholder’s Equity
Series B Preferred stock	40,490,000	11,282,000
Common stock	10,000	7,000
Additional paid-in capital	2,082,000	1,760,000
Accumulated deficit	(128,438,000)	(106,918,000)

Following discussions among members of the Company’s audit committee and the Company's independent public accountants, on November 22, 2004 the Company concluded that it will amend the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 to reflect the restatements described above; accordingly, the consolidated balance sheets and statements of stockholder’s deficits contained therein should no longer be relied upon.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENHALL INTERNATIONAL CORP.

Dated: December 2, 2004	By:	/s/ John T. Sawyer
John T. Sawyer
Chief Executive Officer